1 SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this 13th day of December 2022 by and between ADT LLC, its parents, subsidiaries or its affiliated entities (collectively “the Company”) and Keith Holmes (“Executive”). WHEREAS, Executive is a Participant in The ADT Inc. Severance Plan for U.S. Officers and Executives (the “Plan”) which provides for certain benefits in the event that Executive’s employment is terminated on account of a reason set forth in the Plan, subject to the terms of the Plan; WHEREAS, the Company desires to terminate Executive’s employment on an amicable basis as provided in the Plan, such termination to be effective December 16, 2022 (“Date of Termination”); and WHEREAS, in connection with the termination of Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them. NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows: 1. Date of Termination. The Company in its sole discretion may change Executive’s Date of Termination in accordance with its business needs. Unless otherwise provided under applicable law, Executive will not be eligible to apply for workers’ compensation at any time after Executive’s last active day at work. 2. In consideration for Executive’s agreement as set forth herein, the Company agrees to the following terms: (a) Salary Continuation Benefit. Executive will be eligible to receive a salary continuation benefit (the “Salary Continuation Benefit”) equal to twelve (12) months of Executive’s base salary following Executive’s Date of Termination (such number of months shall hereinafter be referred to as the “Severance Period”), minus any applicable deductions or withholdings or other reductions provided by this Agreement, the Plan or law, and which will be payable in a manner and on days that correspond to the Company’s regular paydays and payroll practices. The Salary Continuation Benefit will begin as soon as is administratively practical after Executive’s execution of the Release or, if applicable, the end of the revocation period described in paragraph 15(f) of this Agreement, whichever is later; provided, that if the maximum period for consideration and revocation of the Agreement as provided in paragraphs 15(e) and 15(f) would span two different taxable years of Executive, then no Salary Continuation Benefit payments may be made until the later of such two taxable years, regardless of when the Agreement is signed and the revocation period expires. Executive expressly authorizes the Company to make any necessary deductions, withholdings, or other reductions from the Salary Continuation Benefit. This Agreement and any and all obligations contained herein are subject to and conditioned upon Executive remaining an employee in good standing through Executive’s Date of Termination. (b) Bonus. (i) Executive shall receive gross cash payments which shall represent twelve (12) months of Executive’s target Annual Bonus, minus any applicable deductions or withholdings. Such bonus payments shall be paid to Executive in equal installments over the course of the Severance Period on the same dates and in the same manner as the payment of Executive’s Salary Continuation Benefits (“Bonus Installments”). 2 (ii) 2022 Annual Bonus. To the extent set forth in the applicable annual incentive plans, Executive shall receive a cash payment equal to the amount of Executive’s annual bonus for the year in which Executive’s Date of Termination occurs, assuming Executive had remained in employment through the end of such year and based on actual Company and individual performance. It is intended that Executive will be treated as if he remained in employment through the date of payment of the 2022 Annual Bonus and that such bonus will be paid at no less than the target amount. Executive shall not be eligible for any other bonuses. The 2022 annual bonus will be paid at the same time as bonuses would be payable under the applicable bonus plan. (c) Medical, Prescription Drug and Dental Benefits. (i) Current Benefits. If applicable, Executive’s medical, prescription drug and dental benefits shall expire on the last day of the month of Executive’s Date of Termination, unless extended as described in subsection (ii) below. Executive’s pre-tax contributions to a health care flexible spending account will cease on Executive’s Date of Termination. Any eligible health care expenses incurred through the end of the month of Executive’s Date of Termination, will be reimbursed according to the terms of the plan. (ii) COBRA Continuation Coverage Benefits. If applicable, effective as of the date current medical benefits end and pursuant to the requirements of COBRA, Executive shall be eligible to elect to participate in the medical (including prescription drug) and dental coverage, if any, Executive had in place on Executive’s Date of Termination (or generally comparable coverage), although the extent of this coverage may be limited if Executive and/or Executive’s spouse are/is also entitled to Medicare (please see note below). If elected, the cost for COBRA coverage during the twelve (12) months following Executive’s Date of Termination (the "Coverage Period"), will be equal to the amount that active employees are required to pay to the Company for similar coverage. The employee portion of the applicable medical (including prescription drug) and dental premium payments paid by Executive shall be paid with after-tax dollars. Upon the expiration of the Coverage Period the cost for COBRA continuation coverage will be the full COBRA premium permitted under the plans, based upon the number of persons covered. Executive will receive election forms and other notices regarding this COBRA coverage from the Company’s third-party administrator, Conduent. Executive shall be responsible for completing the COBRA election forms and paying the specified amount within the time periods stated to initiate and to continue COBRA coverage during the Coverage Period. Executive’s failure to complete the necessary forms or to pay the specified amount within the time periods stated shall result in the cessation of the applicable medical (including prescription drug) and dental coverage for Executive and Executive’s spouse or domestic partner and dependents and the loss of the employer paid benefit. The medical (including prescription drug) and dental coverage will be for Executive and, where applicable, Executive’s spouse or domestic partner and dependents, under similar rights afforded to employees of the Company generally. For purposes of this subsection (ii), medical (including prescription drug) and dental coverage shall not include coverage under a health savings account or any other type of individual account plan that the Company makes available to employees and the Company shall not be obligated to make any future contributions to Executive’s health savings account or any other individual account plan. Notwithstanding any other provision of this Agreement to the contrary, in the event that Executive commences employment with another company at any time during the Coverage Period and becomes enrolled for medical, prescription drug and/or dental coverage under the plans of such other company, Executive will cease to be eligible to receive coverage pursuant to this provision of the Agreement under the Company’s medical (including prescription drug) and dental plans. Within thirty (30) days of Executive’s enrollment in another company’s medical, prescription drug and dental plans, Executive shall provide the Company written notice of such enrollment and provide information to the Company regarding the medical, prescription drug and dental benefits provided to Executive by Executive’s new employer. This notice may be provided to EmployeeAccess by calling 1-888-833-1839. The COBRA Continuation Coverage Period under Section 3 4980B of the Internal Revenue Code shall run concurrently with the Coverage Period. PLEASE NOTE, if Executive and/or Executive’s covered spouse is 65 or older, entitled to Medicare coverage, and enrolled in the Company Health Plan through COBRA, Medicare provides the primary coverage for medical claims, and COBRA is secondary. This distinction may have important consequences for Executive. Executive should review Executive’s and/or Executive’s spouse’s Medicare coverage options to determine the mix of Medicare coverage (Parts A, B and/or D) which provides the coverage best suited to Executive’s needs, and the ramifications of Medicare primary coverage to Executive (or a Medicare eligible spouse). Any questions regarding these plans should be directed to the COBRA administrator, Conduent at 888-833- 1839, www.lifeatworkportal.com/ADT.html. (d) Dependent Day Care Reimbursement Account. Executive’s pre-tax contributions to a Dependent Day Care Reimbursement Account will cease on Executive’s Date of Termination. Any eligible claims incurred during the calendar year of Executive’s Date of Termination will be reimbursed according to the terms of the applicable plan. Executive may submit a request for reimbursement for eligible expenses until March 31st of next year. (e) Retirement Savings and Investment Plan. Contributions to the Company’s Retirement Savings and Investment Plan (“RSIP”) shall cease as of Executive’s Date of Termination. Executive shall be fully vested in all Company contributions, if any, made to the RSIP on behalf of Executive. To request changes to Executive’s RSIP account(s) or to obtain additional information, Executive should log onto www.401k.com or call EmployeeAccess at 1-888-833-1839 and select Retirement and Savings Plans Services. Regular and periodic loan repayments will cease as of Executive’s Date of Termination. If Executive has an outstanding loan under the RSIP, Executive will have ninety (90) days from the Date of Termination to repay in full the outstanding loan balance in order to avoid current taxation on the amount of the loan. Alternatively, Executive may elect to remit repayments on a monthly basis directly to the recordkeeper (Fidelity Investments). Should the repayment not occur, the RSIP will consider Executive to be in default of the loan and the outstanding amount of the loan will be treated as a distribution to Executive. The distribution would be currently taxable under applicable Internal Revenue Service rules. (f) Life Insurance. Executive’s life insurance coverage will end on the last day of the month during which Executive is last actively at work for the Company, or as otherwise provided by the plan document. Executive may be eligible to convert basic term life, personal and family accident, accidental death and dismemberment, and supplemental life insurance policies to individual policies. Conversion information is available by contacting EmployeeAccess at 1-888-833-1839. Executive must apply and pay the first conversion premium within 31 days of Executive’s Date of Termination, if such conversion is available. Executive’s business travel accident insurance coverage will end on Executive’s last active day at work, and there is no conversion available for this coverage. (g) Disability Insurance. Executive’s disability insurance coverage will end on Executive’s last active day at work. (h) Return of the Company’s Property. Executive is required to return all property of the Company or its predecessors to Executive’s manager immediately upon Executive’s Date of Termination. The Company’s or its predecessors’ property includes, but is not limited to, building I.D. and name tags, office keys and the Company vehicle keys, the Company vehicle, the Company computer and/or laptop, BlackBerry, iPhone, iPad, all computer files and software, diskettes, compact disks, samples, cases, brochures, papers, notes, and other documents, and all copies of same, relating to the Company, its business, and its customers, that Executive has acquired by virtue of Executive’s employment. As of the Date of Termination, the Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, fax line and other business numbers. 4 (i) ADT Inc. Stock Option Awards/Restricted Stock. Pursuant to a Restricted Stock Unit Award Agreement dated as of July 1, 2021 (the "RSU Award Agreement), Executive was granted a total of 303,030 restricted stock units under the ADT Inc. 2018 Omnibus Incentive Plan ("2021 RSUs"). Under the terms of the RSU Award Agreement (and after considering the acceleration of equity provision contained in Section 4(d) of the RSU Award Agreement), as of Executive's Date of Termination, Executive will have vested in 143,097 of the 2021 RSUs and an additional 3,049 DEUs. Executive shall vest in an additional 58,920 of the 2021 RSUs and an additional 1,106 DEUs, which will result in Executive being vested in two-thirds of the 2021 RSUs (the "Additional Vesting"). The Additional Vesting consideration being provided to Executive under this Section 2(i) is not required to be provided to Executive under the terms of the Plan and is separate and apart from the Plan. Notwithstanding the foregoing, all stock options and/or restricted stock units held by Executive as of Executive’s Date of Termination will be treated with respect to vesting and ability to exercise pursuant to the terms of the applicable plan and/or individual award agreements under which such awards were issued. (j) Other Benefits. Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive as of Executive’s Date of Termination, including, but not limited to, unused accrued Paid Time Off, plus unpaid base salary earned by Executive through the Date of Termination, payable in a lump sum. Any benefits accrued or earned will be distributed in accordance with the terms of the applicable benefit plans and programs of the Company. (k) Tax Status of Benefits. In the event that provision of any of the benefits listed above would adversely affect the tax status of the applicable plan or benefits, the Company, in its sole discretion, may elect to pay to Executive cash in lieu of such coverage in an amount equal to the Company’s contribution or average cost of providing such coverage. (l) Transfer or Rehire. After the date of this Agreement, Executive will not be eligible to receive any other salary, bonus or benefits from the Company other than as provided in this paragraph 2. Further, if Executive accepts a transfer or is rehired as an employee, consultant or independent contractor by any entity, affiliate or subsidiary of the Company, any remaining Salary Continuation Benefit and Bonus Installments that Executive has not yet received will discontinue upon the respective transfer or rehire date. (m) Reduction of Salary Continuation Benefit or Other Monies Payable to Executive. The Company reserves the right to make deductions in accordance with applicable law for any monies owed to the Company by Executive or the value of the Company property that Executive has retained in Executive’s possession. (n) Supplemental Savings and Retirement Plan (SSRP). If applicable, Executive’s participation in the SSRP will cease on Executive’s Date of Termination. The portion of the Company contributions which have not vested as of Executive’s Date of Termination will not thereafter vest, and will be forfeited. Executive will be paid out according to the elections made under the plan, provided Executive’s account balance is at least $25,000, otherwise Executive’s account balance will be paid out in a lump sum. Payments are subject to plan provisions and will occur on the later of the February 28th following the calendar year of Executive’s Date of Termination or six months following Executive’s Date of Termination. If Executive has any questions regarding the SSRP, Executive should log onto www.401k.com or call EmployeeAccess at 1-888-833-1839 and select Retirement and Savings Plans Services. (o) Tuition Reimbursement. If on Executive’s Date of Termination Executive is currently enrolled in courses qualifying under the Tuition Reimbursement Program, Executive may continue with such courses in which Executive is then enrolled through completion of the current course period. Upon “successful completion” (as defined by the Tuition Program Guidelines) of such courses,

5 Executive will be reimbursed for such approved courses pursuant to the terms of the Tuition Reimbursement Program. If Executive received an advance for tuition under the program, and does not successfully complete the courses during the current course period, payment in full for the advance is required to be paid by Executive immediately following the end of the current course period. (p) Outplacement Services. The Company shall pay the cost of outplacement services for Executive as approved by the Company at the outplacement agency that the Company regularly uses for such purpose. Outplacement services must be initiated during the Severance Period. 3. Release. (a) Executive, for and in consideration of the commitments of the Company as set forth in paragraph 2 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, including ADT Inc., The ADT Security Corporation, and all of their wholly-owned and partially-owned direct and indirect parents, subsidiaries and affiliates, and their present and former officers, directors, employees, and agents, and their respective successors, predecessors, assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, up to the date of Executive’s execution of this Agreement, particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship with the Company and Releasees, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under any applicable Company severance plan(s), the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of The Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, state and local employment laws, as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, including negligence, equity, implied or express contract or discrimination of any sort. This Agreement shall not release Executive’s rights with respect to any vested equity of the Company that Executive owns, to any qualified retirement plan benefits that are subject to ERISA, or that relate to any breach of this Agreement by the Company. (b) To the fullest extent permitted by law, and subject to the provisions of paragraph 3(c) below, Executive represents and affirms that (i) Executive has not filed or caused to be filed on Executive’s behalf any claim for relief against the Company or any Releasee and, to the best of Executive’s knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on Executive’s behalf; and (ii) Executive has no knowledge of any improper, unethical or illegal conduct or activities that Executive has not already reported to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline; and (iii) Executive will not file, commence, prosecute or participate in any judicial or arbitral action or proceeding against the Company or any Releasee based upon or arising out of any act, omission, transaction, occurrence, contract, claim or event existing or occurring on or before the date of execution of this Agreement. (c) The release of claims described in paragraphs 3(a) and (b) of this Agreement does not preclude Executive from filing a charge with or participating in any investigation or proceeding 6 conducted by the National Labor Relations Board, the U.S. Equal Employment Opportunity Commission or a comparable state or local agency. However, Executive agrees and hereby waives any and all rights to any monetary relief or other personal recovery from any such charge and/or subsequent, related legal proceeding, including costs and attorneys’ fees. Further, this release of claims does not preclude Executive from filing a charge with or participating as a witness in an investigation or proceeding conducted by the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General. Moreover, this release of claims does not limit Executive’s right to receive an award for information provided to the Department of Justice, the Securities and Exchange Commission, the Congress, and/or any agency Inspector General. Additionally, this release of claims does not preclude Executive from filing claims that arise after the date of execution of this Agreement. (d) Subject to the provisions of paragraph 3(c) of this Agreement, in further consideration of the payments described in paragraph 2, Executive agrees that Executive will not file, claim, sue or cause or permit to be filed, any civil action, suit or legal proceeding seeking equitable or monetary relief (including damages, injunctive, declaratory, monetary or other relief) for himself or herself involving any matter released in paragraph 3. In the event that suit is filed in breach of this release of claims, it is expressly understood and agreed that this release of claims shall constitute a complete defense to any such suit. In the event any Releasee is required to institute litigation to enforce the terms of this paragraph, Releasees shall be entitled to recover reasonable costs and attorneys' fees incurred in such enforcement. Executive further agrees and covenants that should any person, organization, or other entity file, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, Executive will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding. Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization. 4. (a) Confidentiality. Executive desires the Company’s confidential information and trade secrets to be confidential and that such confidentiality is to the mutual benefit of both parties. Executive agrees that the separation benefits detailed above are bargained for and specifically includes consideration for the confidentiality obligations in this Section. Executive agrees that Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive’s assigned duties and for the benefit of the Company, either during the period of Executive’s employment or at any time thereafter, any nonpublic, proprietary or confidential information such as trade secrets and intellectual property, or information Executive was required to keep confidential as part of Executive’s job duties, which shall have been obtained by Executive during Executive’s employment by the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Executive; (ii) becomes known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided that Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, Executive’s obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain. Nothing in this confidentiality provision prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive 7 does not need the prior authorization of the Company to make any such reports or disclosures and Executive is not required to notify the Company that Executive has made such reports or disclosures. (b) Non-solicitation. In consideration of the separation benefits provided under this Agreement and/or the Company's having provided Executive with confidential and propriety information pertaining to its business operations and customers, Executive agrees that, except as prohibited by law, for the two (2) year period following the Date of Termination, Executive will not, directly or indirectly, on behalf of Executive or on behalf of another (i) solicit, recruit, aid or induce any Current Employee of the Company or its parents, subsidiaries, or affiliates to leave their employment with the Company or its parents, subsidiaries, or affiliates in order to accept employment with or render services to another person or entity unaffiliated with the Company or its parents, subsidiaries, or affiliates, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such Current Employee, or (ii) solicit, aid, or induce any Customer of the Company or its parents, subsidiaries, or affiliates to purchase goods or services then sold by the Company or its parents, subsidiaries, or affiliates from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such Customer, or (iii) otherwise interfere with the relationship of the Company or its parents, subsidiaries, or affiliates with any of its employees, customers, dealers, vendors, agents, or representatives. “Current Employee” means any person who was employed by the Company or its parents, subsidiaries, or affiliates during the twenty-four (24) month period prior to Executive’s last day of employment with the Company or its parents, subsidiaries, or affiliates (for any reason) whom Executive had direct contact for business purposes or whom Executive knew about because of Executive’s access to the Company’s confidential information or trade secrets. “Customer” means any person or business that Executive, directly or Indirectly (e.g., through employees whom you supervised), called upon, solicited, worked with, or became acquainted with during the course of Executive’s employment with the Company or its parents, subsidiaries, or affiliates (whether or not Executive had a relationship with such customer prior to Executive’s employment with the Company). (c) Non-competition. Executive acknowledges that Executive performed services of a unique nature for the Company, and that Executive’s performance of such services for a competing business will result in irreparable harm to the Company. Executive also acknowledges that the Company provided Executive with confidential and propriety information pertaining to its business operations and customers. Accordingly, in accepting the separation benefits provided under this Agreement, and in consideration of these separation benefits, Executive agrees that, except as prohibited by law, for the eighteen (18) month period following the Date of Termination, Executive will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, or be employed by, any person or entity engaged in any business that is (i) located in or provides services or products to a region with respect to which Executive had substantial responsibilities while employed by the Company, and (ii) competitive with (A) the line of business or businesses of the Company that Executive was employed with during Executive’s employment (including any prospective business to be developed or acquired that was proposed at Executive’s Date of Termination), or (B) any other business of the Company with respect to which Executive had substantial exposure during such employment. (d) Continued Cooperation. Executive acknowledges that the Company may need to consult with Executive from time to time on a reasonable basis after Executive’s Date of Termination on matters that Executive had worked on prior to the Date of Termination. Executive agrees to continue to cooperate with the Company and Releasees and to provide any such information as is reasonably requested by the Company or Releasees. (e) Reasonableness. Executive acknowledges that the restrictions contained in this paragraph 4 are reasonable and necessary to protect the legitimate interests of the Company, that the 8 Company would not have executed this Agreement in the absence of such restrictions, and that any violation of any provision of this paragraph will result in irreparable injury to the Company. By executing this Agreement, Executive represents that Executive’s experience and capabilities are such that the restrictions contained in this paragraph 4 will not prevent Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as is currently the case. Executive further represents and acknowledges that (i) Executive has been advised by the Company to consult with legal counsel of Executive’s choosing with respect to this Agreement, and (ii) that Executive has had full opportunity, prior to executing this Agreement, to review thoroughly this Agreement with counsel. In the event the provisions of this paragraph 4 shall ever be deemed to exceed the time, scope or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws. (f) Survival of Provisions. The obligations contained in paragraphs 3, 4, 5, 6, 9, 10, 11, 12, 13, 15, and any other paragraph that contains obligations to be performed following the termination of Executive’s employment with the Company shall survive such termination and shall be fully enforceable thereafter. (g) The parties expressly authorize the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) and its successors and assigns to enforce the Confidentiality, Non-solicitation, and Non-competition provisions. 5. Executive further agrees and recognizes that Executive has permanently and irrevocably severed Executive’s employment relationship with the Company, and that the Company has no obligation to employ, or retain the services of Executive in the future. 6. Subject to the provisions of paragraph 3(c) and (d), Executive further agrees that Executive will not disparage or subvert the Company, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their present or former officers, directors, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company, Executive’s employment and the termination of Executive’s employment, irrespective of the truthfulness or falsity of such statement. Notwithstanding the above, this paragraph does not limit any form of speech that, as a matter of law, is excluded from a state or federal law pertaining to non- disclosure/confidentiality/non-disparagement provisions, including, but not limited to: communicating with a law enforcement officer or government regulator; responding to a lawfully served judicial, grand jury, or other lawful subpoena; testifying in a judicial or administrative proceeding; conferring with an attorney for purposes of obtaining legal advice; responding to lawful discovery; prosecuting or defending a civil action; or exercising federally protected statutory rights. The parties acknowledge that this provision is to the mutual benefit of both parties and is not intended to prohibit truthful statements or disclosures about alleged unlawful employment practices. 7. Executive understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to Executive in consideration for Executive’s acceptance and execution of, and in reliance upon Executive’s representations in, this Agreement, and that they are greater than the payments, benefits and agreements, if any, to which Executive would have received if Executive had not executed this Agreement. Executive further acknowledges and agrees that Executive has been paid all wages owed to Executive as of the date of Executive’s signing of this Agreement. Executive further acknowledges and agrees that the benefits described herein are issued under and pursuant to the terms of The ADT Corporation Severance Plan for U.S. Officers and Executives. 8. Executive acknowledges and agrees that the Company previously has satisfied any and all obligations owed to Executive under any employment agreement or offer letter Executive has with the

9 Company and, further, that this Agreement fully supersedes any prior agreements or understandings, whether written or oral, between the parties, except that (i) in the event that Executive previously executed any agreement(s) with the Company pertaining to the ownership and assignment of intellectual property, new inventions, works for hire and/or similar subjects (“Intellectual Property Agreements”), such agreement(s) shall survive the execution of this Agreement and shall remain in full force and effect; provided, however, to the extent that the provisions of any such Intellectual Property Agreements conflict with the provisions of this Agreement, the terms of this Agreement shall control, and (ii) to the extent that Executive has acknowledged an obligation of non-solicitation, non-competition or confidentiality for a period following Executive’s Date of Termination in any offer letter, equity agreement or otherwise, then such obligation shall be incorporated herein by reference and shall remain in full force and effect, except as prohibited by law. Executive acknowledges that, except as set forth expressly herein, neither the Company, the Releasees, nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, or written or oral. 9. Employee desires this Agreement to be confidential and that such confidentiality is to the mutual benefit of both parties. Employee agrees that the separation benefits detailed above are bargained for and specifically includes consideration for the confidentiality obligations in this Section. Subject to the provisions of paragraphs 3(c) and (d), Executive agrees not to disclose the terms of this Agreement to anyone, except Executive’s spouse, attorney and, as necessary, tax/financial advisor, provided they agree to be bound by this confidentiality obligation. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement. 10. Executive represents that Executive does not have in Executive’s possession or under Executive’s control any records and business documents, whether on computer or hard copy, and other materials (including but not limited to originals or copies of computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors or Releasees, or obtained as a result of Executive’s prior employment with the Company and/or its predecessors or Releasees, or created by Executive while employed by or rendering services to the Company and/or its predecessors or Releasees, except those necessary to perform Executive’s immediate duties. Executive acknowledges that all such Corporate Records are the property of the Company or Releasees, and agrees to return all Corporate Records and other property of the Company or its predecessors to Executive’s manager on or prior to Executive’s Date of Termination. 11. The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive. 12. Executive agrees and recognizes that should Executive breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide Executive with the consideration set forth herein, and will have the right to seek repayment of some of the consideration paid up to the time of any such breach. Further, Executive acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages, attorneys’ fees and costs. 13. Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits relating to or arising out of any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be 10 entitled. Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding relating to or arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in Florida; (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers by personal service or by registered or certified mail, return receipt requested, or by overnight express courier service, addressed to Executive at the home address which Executive most recently communicated to the Company in writing. 14. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with and be governed by the laws of Florida without reference to its conflicts of laws principles. 15. Executive certifies and acknowledges as follows: (a) that Executive has read the terms of this Agreement, and that Executive understands its terms and effects, including the fact that Executive has agreed to RELEASE AND FOREVER DISCHARGE the Company and each and every one of its affiliated entities from any legal action arising out of Executive’s employment relationship with the Company and the termination of that employment relationship; (b) that Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to Executive and which Executive acknowledges is in addition to any other benefits to which Executive is otherwise entitled; (c) that Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement; (d) that Executive does not waive rights or claims that may arise after the date this Agreement is executed; (e) that the Company has provided Executive with at least twenty-one (21) days within which to consider this Agreement, that any modifications, material or otherwise, made to this Agreement have not restarted or affected in any manner the original twenty-one (21) days consideration period, and that Executive has signed on the date indicated below after concluding that this Agreement is satisfactory to Executive; (f) that Executive may revoke this Agreement within seven (7) days after Executive’s execution, and it shall not become effective until the expiration of such seven (7) day revocation period. Any revocation within this period must be submitted, in writing, to the Company and state, “I hereby revoke my acceptance of our Agreement.” The revocation must be delivered to Harriet Harty, Chief Administrative Officer, 1501 Yamato Road, Boca Raton, Florida 33431, and postmarked within seven (7) calendar days of Executive’s execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Executive resides, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday. In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder; 11 (g) that this Agreement may not be signed prior to the third calendar day before Executive’s Date of Termination. If the Agreement is signed prior to Executive’s Date of Termination, the Company reserves the right to have Executive ratify the Agreement on or after Executive’s Date of Termination; and (h) that in the event Executive fails to execute the Release within forty-five (45) days following the Date of Termination, this Agreement will be deemed null and void and the Company will have no obligations thereunder. 16. If any provision(s) of this Agreement or the application thereof is held invalid or unlawful, the remaining provisions of this Agreement shall be enforceable to the fullest extent permitted by law. 17. Notwithstanding any provision to the contrary, all provisions of this Agreement shall be construed and interpreted to (i) comply with Section 409A of the Internal Revenue Code (the “Code”) and applicable regulations thereunder, and (ii) meet the requirements of the "short-term deferral" exception, the "separation pay" exception and other exceptions under Code Section 409A (the “Section 409A Exceptions”). If necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or regulations thereunder. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation to Executive under this Agreement shall be treated as a separate payment of compensation for purposes of applying the deferral election rules and the exclusion of certain short-term deferral amounts under Section 409A of the Code. To the extent that an applicable Section 409A Exception does not apply to any amount payable under this Agreement and Executive is a Specified Employee, then any such payments shall be delayed by six months to the extent necessary to comply with the requirements of Section 409A of the Code. Intending to be legally bound hereby, Executive and the Company executed the foregoing Separation of Employment Agreement and General Release on the respective dates indicated below. [KEITH HOLMES ADT LLC /s/ Keith Holmes_____________________ By: __________________ ___ Signature Date:_12/14/2022____________________ Name: Harriet Harty Title: Chief Administrative Officer Date:____________________________